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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   November 10, 1997



                                   ZILA, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                      0-17521                 86-0619668
(State or other jurisdiction         (Commission             (IRS Employer
of incorporation)                    File Number)            Identification No.)



5227 North 7th Street  Phoenix, Arizona                           85014
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code   (602) 266-6700




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

               (a) On November 10, 1997 (the "Closing Date"), Zila, Inc. (the "Company") acquired by merger (the "Merger") Oxycal Laboratories, Incorporated ("Oxycal") pursuant to the terms of the Acquisition Agreement and Plan of Merger dated October 28, 1997, by and among the Company, Oxycal and Zila Acquisition Corp. ("Acquisition Corp."). Under the terms of the Merger, Oxycal was merged into Zila Acquisition Corp., a wholly owned subsidiary of Zila, with Oxycal being the surviving corporation. After the Closing Date, all the issued and outstanding shares of Acquisition Corp. were converted into the common stock of Oxycal, the separate existence of Acquisition Corp. ceased, and Oxycal continued its corporate existence under the laws of the State of Arizona as a wholly owned subsidiary of Zila. Under the terms of the Merger, each outstanding share of Oxycal common stock was converted into the right to receive per share cash consideration of $10.1795. The total cash consideration equaled twenty eight million dollars ($28,000,000) (the "Merger Consideration") which was reached by arms-length negotiations between the Company and Oxycal.

               The Company raised the funds to consummate the Merger in a private placement of 30,000 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") and warrants to purchase 360,000 shares of the Company's Common Stock (the "Warrants") for $30,000,000 (the "Preferred Stock Proceeds"). The shares of Series A Preferred Stock, the Warrants and the Preferred Stock Proceeds were deposited into escrow and were released from escrow upon the consummation of the Merger. The difference between the Preferred Stock Proceeds and the Merger Consideration will be used by the Company for working capital and to pay the fees and expenses associated with the sale of the Series A Preferred Stock.

               Oxycal is the owner of all of the issued and outstanding shares of capital stock of Oxycal Export, Inc., a United States Virgin Islands corporation, and Inter-Cal Corporation, Inc. an Arizona corporation. Oxycal develops, manufactures and markets a patented and enhanced form of vitamin C under the trademark name Ester-C(R). Products manufactured with Ester-C mineral ascorbate are sold throughout the United States and in 41 countries worldwide. Oxycal also holds important technology patents the Company believes have potential applications in the pharmaceutical industry. The Company currently intends to operate Oxycal in a manner similar to the Oxycal operations prior to the Merger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

            (a) Financial Statements of Business to Be Acquired

            It is impractical to provide the required financial information for the acquired business at this time. The Company is compiling the information necessary for preparing the financial statements and the pro forma financial information. The required financial statements will be filed as soon as practicable but in no event later

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            than sixty days after the date on which this report on Form 8-K is required to be filed.

            (b) Pro Forma Financial Information

            See (a) above.


            (c) Exhibits

            Exhibit No.            Description
            -----------            -----------

            2                      Articles of Merger and Plan of Merger

            10 Acquisition Agreement and Plan of Merger dated as of October 28, 1997, by and among Zila, Inc., Oxycal Laboratories, Incorporated and Zila Acquisition Corp.

            99                     Press Release dated as of November 10, 1997


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ZILA, INC.




Date: November 21, 1997                      By    /s/ Joseph Hines
                                             -----------------------------------
                                             Joseph Hines
                                             President


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